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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


   We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Brush Wellman Inc. Key Employee Share Option Plan of our report dated January 27, 1998, with respect to the consolidated financial statements of Brush Wellman Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP
                                                  ----------------------------
                                                  Ernst & Young LLP

Cleveland, Ohio
May 4, 1998